Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ISUN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-2150172
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Offices)

Jeffrey Peck

Chief Executive Officer

iSun, Inc.

400 Avenue D, Suite 10

Williston, Vermont 05495

Telephone: (802) 658-3378

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

H. Kenneth Merritt, Jr., Esq.

Merritt & Merritt

60 Lake Street, PO Box 5839

Burlington, VT 05402

Telephone: (802) 658-7830

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement contains:

●	a Base Prospectus, which covers the offering, issuance and sales by us of up to $50,000,000 in the aggregate of our shares of Common Stock from time to time in one or more offerings; and

●	a Sales Agreement Prospectus covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $39,500,000 of our Common Stock that may be issued and sold from time to time under a Sales Agreement with B. Riley Securities, Inc. (the “Sales Agreement”).

The Base Prospectus immediately follows this explanatory note. The specific terms of any shares of our Common Stock to be offered pursuant to the Base Prospectus will be specified in a Prospectus Supplement to the Base Prospectus. The Sales Agreement Prospectus immediately follows the Base Prospectus. The $39,500,000 of shares of Common Stock that may be offered, issued and sold under the Sales Agreement Prospectus is included in the $50,000,000 shares of Common Stock that may be offered, issued and sold by us under the Base Prospectus. Upon termination of the Sales Agreement, any portion of the $39,500,000 included in the Sales Agreement Prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the Base Prospectus, and if no shares are sold under the Sales Agreement, the full $50,000,000 of shares of Common Stock may be sold in other offerings pursuant to the Base Prospectus.

The information in this Prospectus is not complete and may be changed. We may not sell these securities under this Prospectus until the Registration Statement of which it is a part and filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED DECEMBER __, 2023

$50,000,000

iSUN, INC.

Common Stock

We may offer and sell, from time to time in one or more offerings, shares of our Common Stock having an aggregate offering price not exceeding $50,000,000.

Each time we sell shares of Common Stock we will file a supplement to this Prospectus which may add, update or change information in this Prospectus. You should read this Prospectus and any Prospectus Supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, carefully before you invest in our shares of Common Stock.

This Prospectus may not be used to offer or sell our shares of Common Stock unless accompanied by a Prospectus Supplement relating to the offered shares of Common Stock.

Our Common Stock is presently listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “ISUN”. On December 7, 2023, the last reported sale price of our Common Stock was $0.20. Each Prospectus Supplement will indicate if the shares of Common Stock offered thereby will be listed on any securities exchange.

As of December 7, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $7.88 million, based on 39,397,369 shares of outstanding Common Stock held by non-affiliates as of the date of this Prospectus, at a price of $0.20 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on December 7, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the Registration Statement of which this Prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date of this Amendment, we have offered and sold shares of Common Stock with an aggregate sales price of $8,238,788.16 pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

These shares of Common Stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of our shares of Common Stock in a Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any shares of Common Stock in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a Prospectus Supplement. The net proceeds we expect to receive from any such sale will also be included in a Prospectus Supplement.

Investing in our Common Stock involves various risks. See “Risk Factors” beginning on page 2 of this Prospectus and in the applicable Prospectus Supplement, and in the risks discussed in the documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is dated December 8, 2023

i

ABOUT THIS PROSPECTUS

This Prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the shares of Common Stock described in this Prospectus in one or more offerings from time to time having an aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the shares of Common Stock we may offer. Each time we offer shares of Common Stock, we will provide you with a Prospectus Supplement that describes the specific amounts, prices and any material information with respect to the shares of Common Stock we offer. The Prospectus Supplement also may add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any Prospectus Supplement together with additional information described below under the caption “Where You Can Find More Information.”

This Prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. You should read both this Prospectus, including the section titled “Risk Factors,” and the accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this Prospectus or a Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. We were a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. Our core values were and still are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, our Chief Executive Officer, has applied such core values to expand into the solar industry. Today, we are guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2032 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. The majority of the other states in the U.S. also have renewable energy goals, regardless of current Federal solar policy. We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy. We intend to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to our shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 400 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success. As part of our business strategy in 2021 we acquired iSun Energy, LLC, the intellectual property of Oakwood Construction Services, Inc, SolarCommunities, Inc. d/b/a SunCommon and Liberty Electric, Inc in order to provide our full suite of services to the residential, community, commercial, industrial and utility solar markets.

1

Corporate Information

We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. On January 19, 2021, we changed our name to iSun, Inc. Our executive offices are located at 400 Avenue D, Suite 10, Williston, Vermont 05495 and our telephone number is (802) 658-3378. Our website address is www.isunenergy.com. The information on our website is not part of this Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

ABOUT THIS OFFERING

We may offer up to $50,000,000 in gross proceeds of the sale of Common Stock, in one or more offerings. This Prospectus provides you with a general description of the shares of Common Stock we may offer.

We have one class of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of the Company, holders of our Common Stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

RISK FACTORS

An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in this Prospectus, any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 filed on April 17, 2023, our Form 10-Q for the quarterly period ended March 31, 2023 filed on May 15, 2023, our Form 10-Q for the quarterly period ended June 30, 2023, filed on August 10, 2023, our Form 10-Q for the quarterly period ended September 30, 2023, filed on November 14, 2023, each of which is incorporated by reference in this Prospectus in their entirety, as well as other information contained in this Prospectus, any Prospectus Supplement, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.

We have filed a Registration Statement of which this Prospectus is a part to register the shares that may be offered hereunder for sale. These shares represent a large number of shares of our Common Stock, and if sold publicly in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.

Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. For example, we currently are not in compliance with the Nasdaq requirements for minimum bid price.

If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus.

2

You should read this Prospectus and any accompanying Prospectus Supplement and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus and any accompanying Prospectus Supplement is accurate as of the date on the front cover of this Prospectus or such Prospectus Supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page 2 of this Prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus and any accompanying Prospectus Supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the shares of Common Stock offered by this Prospectus for working capital and general corporate purposes.

The intended application of proceeds from the sale of any particular offering of shares of Common Stock using this Prospectus will be described in the accompanying Prospectus Supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

THE SHARES OF COMMON STOCK WE MAY OFFER

The descriptions of the shares of Common Stock contained in this Prospectus, together with the applicable Prospectus Supplements, summarize all the material terms and provisions of the shares of Common Stock that we may offer. We will describe in the applicable Prospectus Supplement relating to the shares of Common Stock the particular terms of the shares of Common Stock offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the shares of Common Stock may differ from the terms we have summarized below. We will also include in the Prospectus Supplement information, where applicable, about the securities exchange, if any, on which the shares of Common Stock will be listed.

We may sell shares of our Common Stock from time to time, in one or more offerings.

The terms of the shares of Common Stock we offer will be determined at the time of sale. When shares of Common Stock are offered, a Supplement to this Prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the shares of Common Stock offered.

DESCRIPTION OF COMMON STOCK

The following is a summary of all material characteristics of our Common Stock as set forth in our Certificate of Incorporation and By-laws, each as amended. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and By-laws, each as amended, and to the provisions of the Delaware General Corporation Law.

Common Stock

We are authorized to issue up to 49,000,000 shares of our Common stock, par value $0.0001 per share. As of December 7, 2023, there were 43,778,493 shares of our Common Stock issued and outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our Common Stock voting for the election of directors collectively hold the voting power to elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of two-thirds of our outstanding shares is required to effectuate certain fundamental corporate changes such as dissolution, merger or an amendment to our Certificate of Incorporation, as amended.

3

Subject to the rights of holders of shares of our Preferred Stock, if any, the holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares on our Common Stock from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of our Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our Common Stock. Our Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our Common Stock.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION

We may sell the shares of Common Stock being offered pursuant to this Prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable Prospectus Supplement will describe the terms of the offering of the shares of Common Stock, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents;
●	the purchase price of the shares of Common Stock and the proceeds we will receive from the sale;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the shares of Common Stock may be listed.

We may distribute the shares of Common Stock from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the Prospectus Supplement are underwriters of the shares of Common Stock offered by the Prospectus Supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a Prospectus Supplement. The shares of Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the Prospectus Supplement. If underwriters are used in the sale, the shares of Common Stock offered will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the shares of Common Stock offered will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares of Common Stock offered if any are purchased.

We may grant to the underwriters options to purchase additional shares of Common Stock to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related Prospectus Supplement. The terms of any over-allotment option will be set forth in the Prospectus Supplement for those shares of Common Stock.

If we use a dealer in the sale of the shares of Common Stock being offered pursuant to this Prospectus or any Prospectus Supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a Prospectus Supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the Prospectus Supplement. Unless the Prospectus Supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase shares of Common Stock from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the Prospectus Supplement. In connection with the sale of shares of Common Stock, underwriters, dealers or agents may receive compensation from us or from purchasers of the shares of Common Stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the shares of Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the shares of Common Stock, and any institutional investors or others that purchase shares of Common Stock directly and then resell the shares of Common Stock, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the shares of Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

4

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with such a transaction, the third parties may, pursuant to this Prospectus and the applicable Prospectus Supplement, sell shares of Common Stock covered by this Prospectus and the applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge shares of Common Stock covered by this Prospectus and the applicable Prospectus supplement to third parties, who may sell the loaned shares of Common Stock securities or, in an event of default in the case of a pledge, sell the pledged shares of Common Stock securities pursuant to this Prospectus and the applicable Prospectus Supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable Prospectus Supplement or in a post-effective amendment.

To facilitate an offering of shares of Common Stock, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the shares of Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock s than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our shares of Common Stock

The shares of Common Stock being offered are authorized by our Certificate of Incorporation, as amended. Any agents or underwriters may make a market in these shares of Common Stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for our shares of Common Stock which is listed on The Nasdaq Capital Market. Any underwriters to whom shares of Common Stock are sold by us for public offering and sale may make a market in the shares of Common Stock but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered pursuant to this Prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance and sale of the shares of Common Stock offered hereby will be passed upon for us by Merritt & Merritt, Burlington, Vermont.

EXPERTS

The consolidated financial statements of iSun, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of iSun, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

5

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.isunenergy.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

This Prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this Prospectus and any Prospectus Supplement, which form a part of the Registration statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this Prospectus or any Prospectus Supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We maintain a website at https://www.isunenergy.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

(3) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 10, 2023.

(4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 14, 2023.

(5) Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 25, 2023; January 31, 2023; March 31, 2023; May 16, 2023; May 19, 2023; June 22, 2023; July 13, 2023; August 10, 2023; September 1, 2023; and November 17, 2023.

(6) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 400 Avenue D, Suite 10, Williston, VT 05495, Attention: Mr. John Sullivan, CFO, (802) 658-7738.

6

The information contained in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)	Dated December __, 2023

$39,500,000

Common Stock

On June 21, 2021, iSun, Inc., a Delaware corporation (“iSun”, the “Company”, “we” or “us”) entered into a certain Sales Agreement (“Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), relating to shares of our Common Stock offered by this Prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $39,500,000 from time to time through B. Riley, acting as our agent.

Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “ISUN.” On December 7, 2023, the last reported sale price of our Common Stock was $0.20 per share.

Sales of our Common Stock, if any, under this Prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to B. Riley for sales of Common Stock sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 2 of this Prospectus, and under similar headings in the other documents that are incorporated by reference into this Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

December ___, 2023

S-i

ABOUT THIS PROSPECTUS

This Prospectus relates to the offering of our Common Stock. Before buying any of the Common Stock that we are offering, we urge you to carefully read this Prospectus, together with the accompanying Base Prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Prospectus, and any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

This Prospectus describes the terms of this offering of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this Prospectus. To the extent there is a conflict between the information contained in this Prospectus, on the one hand, and the information contained in any document incorporated by reference into this Prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this Prospectus, on the other hand, you should rely on the information in this Prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this Prospectus and any free writing Prospectus or Prospectus supplement that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this Prospectus, the documents incorporated by reference herein, and in any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this Prospectus, the documents incorporated by reference herein, and any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares of Common Stock only in jurisdictions where such offers and sales are permitted. The distribution of this Prospectus and the offering of the shares of Common Stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this Prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:

●	our limited operating history;

●	our ability to raise additional capital to meet our objectives;

●	our ability to compete in the solar power industry;

●	our ability to sell solar power systems;

●	our ability to arrange financing for our customers;

●	government incentive programs related to solar energy;

●	our ability to increase the size of our company and manage growth;

●	our ability to acquire and integrate other businesses;

●	disruptions to our supply chain from protective tariffs on imported components, supply shortages and/or fluctuations in pricing;

●	our ability or inability to attract and/or retain competent employees;

●	relationships with employees, consultants, customers, and suppliers; and

●	the concentration of our business in one industry in limited geographic areas;

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this Prospectus and our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on April 17, 2023, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this Prospectus in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus.

You should read this Prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this Prospectus. Before you decide to invest in our shares of Common Stock, you should read the entire Prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this Prospectus.

Overview

We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. We were a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. Our core values were and still are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, our Chief Executive Officer, has applied such core values to expand into the solar industry. Today, we are guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.

The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2032 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. The majority of the other states in the U.S. also have renewable energy goals, regardless of current Federal solar policy. We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy. We intend to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to our shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 400 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success. As part of our business strategy in 2021 we acquired iSun Energy, LLC, the intellectual property of Oakwood Construction Services, Inc, SolarCommunities, Inc. d/b/a SunCommon and Liberty Electric, Inc in order to provide our full suite of services to the residential, community, commercial, industrial and utility solar markets.

S-1

Corporate Information

We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. On January 19, 2021, we changed our name to iSun, Inc. Our executive offices are located at 400 Avenue D, Suite 10, Williston, Vermont 05495 and our telephone number is (802) 658-3378. Our website address is www.isunenergy.com. The information on our website is not part of this Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering

Common Stock offered by us:	Shares of our Common Stock having an aggregate offering price of up to $39,500,000.

Manner of offering:	“At the market offering” that may be made from time to time through our sales agent, B. Riley See “Plan of Distribution” on page S-3.

Use of proceeds:	We intend to use the net proceeds, if any, from this offering, for working capital and general corporate purposes. See “Use of Proceeds” on page S-3.

Risk Factors:	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-2 of this Prospectus Supplement and other information included or incorporated by reference into this Prospectus Supplement for a discussion of factors you should carefully consider before investing in our Common Stock.

Nasdaq Capital Market trading symbol:	ISUN

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable Prospectus Supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this Prospectus, together with all of the other information contained in this Prospectus, or any applicable Prospectus Supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any Prospectus Supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to this Offering

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.

We currently intend to use the net proceeds of this offering, if any, for working capital and general corporate purposes, which may include capital expenditures and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. See “Use of Proceeds.”

S-2

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.

Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. We are currently in violation of Nasdaq’s minimum bid price requirement.

If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering, if any, for working capital and general corporate purposes.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

MARKET PRICE OF OUR COMMON STOCK

Our Common Stock is presently listed on The Nasdaq Capital Market under the symbol “ISUN”. On December 7, 2023, the last reported sale price of our Common Stock was $0.20.

Holders

As of December 7, 2023 we had 399 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with B. Riley under which we may issue and sell shares of our Common Stock from time to time up to $39,500,000 to or through B. Riley, acting as our sales agent. The sales of our Common Stock, if any, under this Prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell shares of our Common Stock under the Sales Agreement, we will provide B. Riley with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, B. Riley, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or B. Riley may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.

S-3

Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this Prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley may agree upon.

We will pay B. Riley commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the Sales Agreement. B. Riley will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse B. Riley for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000, and reimbursement of B. Riley’s expenses in connection with any quarterly due diligence investigation of us, during the term of the Sales Agreement, in an amount not to exceed $10,000 per year.

We estimate that the total expenses for this offering, excluding compensation payable to B. Riley and certain expenses reimbursable to B. Riley under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this Prospectus will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of Common Stock sold through B. Riley under the Sales Agreement, the net proceeds to us and the compensation paid by us to B. Riley in connection with the sales of Common Stock under the Sales Agreement.

In connection with the sale of the shares of Common Stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein.

B. Riley and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this Prospectus Supplement.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus supplement.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this Prospectus will be passed upon by Merritt & Merritt, Burlington, Vermont. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of iSun, Inc. as of December 31, 2022 and 2021 and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of iSun, Inc. are incorporated in this Prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

S-4

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.isunenergy.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.

This Prospectus is part of a Registration Statement on Form S-3 that we filed under the Securities Act with the SEC with respect to the shares of our Common Stock offered by the Selling Stockholders through this Prospectus. This Prospectus is filed as a part of that Registration Statement and does not contain all of the information contained in the Registration Statement and Exhibits. We refer you to our Registration Statement and each Exhibit attached to it for a more complete description of matters involving us, and the statements that we have made in this Prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023,;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

(3) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as filed with the SEC on August 10, 2023.

(4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the SEC on November 14, 2023.

(5) Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 25, 2023; January 31, 2023; March 31, 2023; May 16, 2023; May 19, 2023; June 22, 2023; July 13, 2023; August 10, 2023; September 1, 2023; and November 17, 2023.

(6) The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 400 Avenue D, Suite 10, Williston, VT 05495, Attention: Mr. John Sullivan, CFO, (802) 658-7738.

S-5

$39,500,000

Common Stock

PROSPECTUS

B. Riley Securities

December ____, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of approximate expenses to be incurred by iSun, Inc., or the Company, we, us or our, in connection with the distribution of the Common Stock registered under this Registration Statement:

	Amount
Registration fee under Securities Act of 1933	$	*
Legal fees and expenses		$10,000
Accountant’s fees and expenses		$5,000
Miscellaneous fees and expenses		$—
Total	$	*

*	These fees and expenses depend on the number of Common Stock offered and number of issuances, and accordingly cannot be estimated as of the date of this Prospectus.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (which we refer to as the DGCL) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

ITEM 16.	EXHIBITS.

The Exhibits filed with this Registration Statement are set forth on the “Exhibit Index” set forth elsewhere herein.

II-1

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration statement or any material change to such information in the Registration Statement.

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

EXHIBIT INDEX

Exhibit No.	Description
1.01*	Form of Underwriting Agreement

1.02	Sales Agreement, dated June 21, 2021, by and between iSun, Inc. and B. Riley Securities, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2021).

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 2, 2022).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 filed with the SEC on November 23, 2015).

5.1**	Opinion of Merritt & Merritt

23.1**	Consent of Marcum LLP.

23.3**	Consent of Merritt & Merritt (included in Exhibit 5.1 above)

24.1**	Power of Attorney (included in the signature page hereto).

107**	Filing Fee Table

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K

**	Filed herewith.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on the 8th day of December 2023.

iSUN, INC.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of iSun, Inc., a Delaware corporation, do hereby constitute and appoint Jeffrey Peck as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Jeffrey Peck	President, Chief Executive Officer and Director	December 8, 2023
Jeffrey Peck	(Principal Executive Officer)

/s/ John Sullivan	Chief Financial Officer	December 8, 2023
John Sullivan	(Principal Financial and Accounting Officer)

/s/ Andrew Matthy	Director	December 8, 2023
Andrew Matthy

/s/ Frederick Myrick	Director	December 8, 2023
Frederick Myrick

/s/ Claudia Meer	Director	December 8, 2023
Claudia Meer

/s/ Stewart Martin	Director	December 8, 2023
Stewart Martin

II-4